EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 15, 2006,  on our audits of  the financial statements of eMagin Corporation as of December 31, 2005 and for the years ended December 31, 2005 and 2004 included in their Annual Report on Form 10-K.  In addition, we consent to the reference to our firm as "Experts" in the above Form S-8.

/s/ Eisner, LLP
New York, New York

May 22, 2006